Exhibit 10.38

AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE (this "Amendment"), made as of the 27th day of March, 2017, by and between ESRT EMPIRE STATE BUILDING, L.L.C., a Delaware limited liability company, having an office c/o ESRT MANAGEMENT, L.L.C., 111 West 33rd Street, New York, New York 10120 ("Landlord"), and HELIOS AND MATHESON ANALYTICS INC., f/k/a/ Helios and Matheson Information Technology Inc. a Delaware corporation, having an office at 350 Fifth Avenue, New York, New York 10120 ("Tenant").

W I T N E S S E T H:

WHEREAS, by Agreement of Lease, dated as of January 10, 2012 (which Lease, as modified by that certain Commencement Date Agreement, dated as of January 19, 2012, is hereinafter referred to as the “Lease”), between Landlord and Tenant, Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord, a portion of the rentable area located on the seventy-fifth (75th) floor (Suite 7520), of the building known as the Empire State Building and by the street address of 350 Fifth Avenue, New York, New York 10118 (the "Building"), as more particularly described therein (the "Premises");

WHEREAS, the term of the Lease is scheduled to expire on April 30, 2017; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.     Recitals; Definitions. The recitals set forth above are true and correct and by this reference are incorporated herein in their entirety. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.     Lease Term.     The term of the Lease (the "Term") is hereby extended on all of the same terms and conditions set forth in the Lease, as hereinafter modified, so that the Term shall expire at 11:59 PM on June 30, 2022 (the "Extended Expiration Date"), unless it shall sooner expire pursuant to any of the terms, covenants or conditions of the Lease, as amended by this Amendment, or pursuant to law. Accordingly, the expiration date of the Term, for all purposes under the Lease, as amended hereby, shall be deemed to be the Extend Expiration Date.

3.     Amendment of Lease from and after Renewal Effective Date. From and after May 1, 2017 (the "Renewal Effective Date"), the Lease is hereby modified and amended as follows:

(A)     The fixed annual rent shall be an amount equal:

(i)     Two Hundred Twenty-Two Thousand Five Hundred Eighty-Five Dollars and No Cents ($222,585.00) per annum, for the period commencing on the Renewal Effective Date and ending on November 31, 2019 ($18,548.75 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease; provided, however, that if no default beyond applicable notice and cure periods has occurred and is then continuing, the monthly installments of fixed annual rent for the period commencing on the Renewal Effective Date and ending on June 30, 2017 shall be abated; and

(ii)     Two Hundred Thirty-One Thousand Nine Hundred Ninety Dollars and No Cents ($231,990.00) per annum, for the period commencing on December 1, 2019 and ending on the Extended Expiration Date ($19,332.50 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease.

(B)     The term "base tax year" (as such term is defined in Section 2.C.(i)(c) of the Lease) shall mean the second (2nd) half of the New York City real estate tax year commencing on July 1, 2016 and ending on June 30, 2017 and the first (1st) half of the New York City real estate tax year commencing on July 1, 2017 and ending on June 30, 2018.

(C)     The term “base tax year assessment” shall mean the taxable assessed value (i.e. the lesser of the actual assessment and the transitional assessment designated by the City of New York) (giving effect to any abatement, exemption or credit) of the building project (as such term is defined in Section 2.C.(i)(e) of the Lease) for the base tax year.

(D)     The term "comparative year" (as such term is defined in Section 2.C.(i)(f) of the Lease) shall mean the calendar year 2018 and each succeeding year.

(E)     The term “The Percentage” (as such term is defined in Section 2.C.(i)(i) of the Lease) shall mean .11 (.11%) percent.

(F)     The term “real estate taxes” (as such term is defined in Section 2.C(i)(j) of the Lease) shall be deemed to be, and hereby is, modified so to include, without limitation, any taxes, fees and assessments that are levied based on the use of water or energy by Landlord and/or the Building.

(G)     Article 2B of the Lease shall be deemed to be, and hereby is, deleted from the Lease and replaced with a new Article 2B (in the form attached hereto and made a part hereof as Exhibit A). Effective as of the Renewal Effective Date, Tenant shall pay to Landlord operating expense escalation additional rent for the Premises in accordance with the provisions of said new Article 2B.

(H)     For all purposes of the Lease, as amended hereby, the parties agree that the square foot area of the Premises shall be deemed to be Three Thousand One Hundred Thirty-Five (3,135) rentable square feet.

(I)     Landlord shall continue to furnish electricity to the Premises on a submetering basis, subject to and in accordance with the provisions of Article 3 of the Lease, except that the reference therein to “ten (10%) percent” shall be deemed to be, and hereby is, changed to eight (8%) percent”.

4.     Amendment of Lease from and after the date hereof. From and after the date hereof, the Lease is modified and amended as follows:

(A)     Paragraph 1G of the Lease shall be deemed to and hereby is modified so Tenant shall not use the premises demised under the Lease, as amended hereby, for any pornographic or obscene purpose, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling or sexual conduct of any kind.

(B)     Landlord and Tenant acknowledge and agree that Tenant’s obligations under Article 15A and Article 31A of the Lease include the obligation, at Tenant’s sole cost and expense, to comply with (a) Local Law 88 of the City of New York for the year 2009, or a similar or successor local law thereto, and (b) all applicable laws, orders and regulation applicable to recycling of waste generated or stored by Tenant or any Person claiming by, through or under Tenant.

(C)     The following additional conditions shall be deemed to be, and hereby are, added to paragraph 8B of the Lease: (x) all alterations shall be performed in compliance with all applicable rules and regulations of the Building and Building design guidelines; and (xi) all alterations shall be performed using an expediter designated by Landlord.

(D)     Without further consent by Tenant, Landlord, its managing agent or Landlord’s designee may, after reasonable written or oral notice, at reasonable times, enter the premises demised under the Lease, as amended hereby, (whether prior or subsequent to the Renewal Effective Date) to take photographs of the interior thereof (which may also include either or both of Tenant’s name and logo) for use in print and electronic marketing materials for any one or more of the Building, Landlord, Landlord’s managing agent or any affiliate thereof. Tenant hereby consents to such use. Notwithstanding the foregoing, no such material shall contain the image or likeness of any individual without first obtaining such individual’s consent thereto. Tenant represents and warrants that the use of such photographs will not violate any copyright or trademark rights of any person with respect to the design, furnishing, layout or construction of the premises demised under the Lease, as amended hereby.

(E)     (i)     Article 4 of the Lease, shall be deemed to be, and hereby is modified so that no sublease of less than the entirety of the premises demised under the Lease is permitted.

(ii)     Notwithstanding anything to the contrary contained in the Lease (as amended hereby) including, without limitation, Article 4 of the Lease, Tenant shall not, and Tenant shall not permit any other party permitted to occupy the premises demised under the Lease, as amended hereby, to, enter into any lease, sublease, license, concession or other agreement for use or occupancy of the premises demised under the Lease, as amended hereby or any portion thereof which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the property leased, occupied or used, or which would require the payment of any consideration that would not qualify as “rents from real property,” as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

(F)     Article 47 of the Lease is hereby amended to also provide that Tenant shall not be permitted to use, or permit others to use vaporizers for the consumption of tobacco products or any other substances in the premises demised under the Lease, as amended hereby.

(G)     The reference in Article 11 of the Lease to “twenty-four (24) months” shall be deemed to be, and hereby is, changed to “twelve (12) months”.

(H)     Article 5 of the Lease shall be deemed to be, and hereby is, modified so that the Lease shall terminate automatically upon the occurrence of any Insolvency Event (as hereinafter defined). The term “Insolvency Event” shall mean any of the following events: (i) a Tenant Obligor (as hereinafter defined) commences or institutes any case, proceeding or other action (a) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (ii) a Tenant Obligor makes a general assignment for the benefit of creditors; or (iii) any case, proceeding or other action is commenced or instituted against a Tenant Obligor (a) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (I) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, and (II) remains undismissed for a period of sixty (60) days; or (iv) any case, proceeding or other action is commenced or instituted against a Tenant Obligor seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) a Tenant Obligor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), (iii), or (iv) above; or (vi) a trustee, receiver or other custodian is appointed for any substantial part of a Tenant Obligor's assets, and such appointment is not vacated or stayed within fifteen (15) Business Days (as such term is defined in Article 50 of the Lease. The term “Tenant Obligor“ shall mean (a) Tenant, (b) any Person (as such term is hereinafter defined) that comprises Tenant (if Tenant is comprised of more than one (1) Person), (c) any partner in Tenant (if Tenant is a general partnership), (d) any general partner in Tenant (if Tenant is a limited partnership), (e) any Person that has guaranteed all or any part of the obligations of Tenant hereunder, and (f) any Person that previously constituted Tenant hereunder. If the Lease, as amended hereby, terminates pursuant to this Section 5.A, then (I) Tenant shall immediately quit and surrender the premises demised under the Lease, as amended hereby, and (II) Tenant shall nonetheless remain liable for all of its obligations hereunder, as provided in the Lease. The foregoing provisions shall supersede any contradictory or inconsistent provisions of Article 5 of the Lease.

(I)     Article 28 of the Lease shall be deemed to be, and hereby is, modified so that it provides as follows:

“All bills, statements, notices, demands, requests or other communications given or required to be given to Landlord or Tenant under this lease shall (whether or not stated herein) only be deemed sufficiently given or rendered if in writing and delivered to Landlord by certified mail (return receipt requested) or by nationally recognized overnight courier, in each case addressed as follows:

If to Landlord:	ESRT Empire State Building, L.L.C.
c/o Empire State Realty Trust, Inc. The Empire State Building 350 Fifth Avenue, Concourse Suite 100 New York, New York 10118 Attn: Property Manager

and

Empire State Realty Trust, Inc. 111 West 33rd Street, 12th Floor New York, New York 10120 Attn: Lease Administration Department

with copies of any default notice only to:

Empire State Realty Trust, Inc. 111 West 33rd Street, 12th Floor New York, New York 10120 Attn: Legal - Leasing

Bleckner P.C. 350 Fifth Avenue, Suite 6440 New York, New York 10118 Attn: David J. Bleckner, Esq.

With a copy of any notice regarding alterations also to:

ESRT Empire State Building, L.L.C. c/o Empire State Realty Trust, Inc. The Empire State Building 350 Fifth Avenue, Concourse Suite 100 New York, New York 10118 Attn: Property Manager

and

via electronic mail with a request for a “Read Receipt”, sent to the attention of Patrick Philbin, at PPhilbin@empirestaterealtytrust.com; it being understood and agreed that the copy of the plans included with such electronic transmission of the Alterations Notice must be legible both electronically and when printed,

If to Tenant:	Helios and Matheson Analytics Inc.
350 Fifth Avenue, Suite 7520 New York, New York 10118

or to such other address or addresses as Landlord or Tenant may designate from time to time on at least ten (10) Business Days of advance notice given to the other in accordance with the provisions of this Article 28. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given (x) on the date that it is hand delivered, as aforesaid, or (y) three (3) days after being sent by registered or certified mail or (z) one (1) Business Day after being sent by nationally recognized overnight courier. Notwithstanding anything to the contrary contained herein, an Alterations Notice shall be deemed given on the later to occur of (i) the applicable date specified in the immediately preceding sentence and (y) the date on which Tenant receives a “Read Receipt” on Tenant's electronic transmission thereof. TENANT HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY LAW, STATUTE OR OTHER LEGAL AUTHORITY REQUIRING A PERIOD OF TIME (SUCH AS 5 DAYS) TO BE ADDED TO THE TIME REQUIRED HEREIN TO BE GIVEN FOR NOTICES.”

(J)     (i)     It is acknowledged and agreed that Landlord is currently holding the sum of $52,346.67 as security under the Lease pursuant to the provisions of Article 32 of the Lease (it being acknowledged that the required security deposit was reduced by $26,173.33 pursuant to Section 32.F). Said Article 32 shall be deemed to be, and hereby is, modified so that the amount of the security deposit required under the Lease shall be increased to $115,995.00. Accordingly, simultaneously with the execution and delivery of this Amendment by Tenant, Tenant shall deposit with Landlord the sum of $63,648.33, so as to increase the amount of the security deposit held by Landlord to $115,995.00, which sum shall be held as security by Landlord pursuant to the provisions of said Article 32 of the Lease, as amended hereby.

(ii)     Section 32.F of the Lease shall be deemed to be, and hereby is, deleted from the Lease.

(K)     The following Rule and Regulation is hereby added to the Rules and Regulations attached to and made a part of the Lease:

“11. All doors to the corridors of the Building must remain closed at all times when not in use for active ingress/egress.”

(L)     The exercise of any remedy under the Lease, as amended hereby, shall not preclude Landlord from simultaneously therewith or subsequent thereto, exercising any and all other remedies permitted by law or in equity, including without limitation, self-help. Any and all such remedies are deemed to be cumulative and non-exclusive. Landlord need not apply any security hereunder to cure a default by Tenant as a condition precedent to exercising any other right or remedy and the application of any such security shall not preclude the exercise of any other remedy.

(M)     Article 19 of the Lease shall be deemed to be, and hereby is, modified so that Tenant shall also permit Landlord to erect and maintain ducts in and through the premises demised under the Lease.

5.     Condition of Premises. Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the Premises. Tenant acknowledges that it is currently occupying the Premises and agrees to remain in possession of the same "as is" in the condition existing on the date hereof and that, notwithstanding anything to the contrary contained in the Lease, as amended by this Amendment, Landlord shall have no obligation to perform any work, provide any work allowance or rent credit (other than as expressly set forth in Paragraph 3(A) hereof), or alter, improve, decorate, or otherwise prepare the Premises for Tenant’s continued occupancy except for Landlord's Renewal Work (as such term is hereinafter defined).

6.     Landlord's Renewal Work.     Landlord shall effect the following work (“Landlord’s Renewal Work”) in the Premises in order to make them ready for Tenant’s continued occupancy and use from and after the Renewal Effective Date: (a) install new Building standard carpet and (b) paint the walls and trim throughout the Premises (painted surfaces only). Landlord shall perform Landlord’s Renewal Work in a Building standard manner, using Building standard materials, promptly after the execution and delivery of this Amendment. Tenant hereby agrees to provide Landlord with access to the Premises and to otherwise cooperate with Landlord in connection with the performance of Landlord's Renewal Work; it being understood and agreed that Tenant's reasonable cooperation shall include without limitation, moving Tenant's employees, agents, invitees and/or guests within the Premises, and moving and protecting all of Tenant's personal property, including, without limitation, Tenant's movable fixtures, movable partitions, telephone equipment, computer equipment, furniture, furnishings and decorations (collectively "Tenant's Property") within the Premises, all as necessary for the performance of Landlord’s Renewal Work. Notwithstanding anything to the contrary herein contained, in no event shall Landlord have any liability to Tenant for damage caused to Tenant's Property which arises in connection with Tenant's failure to move or protect Tenant's Property during the performance of Landlord's Renewal Work. Notwithstanding anything contained herein to the contrary, Tenant shall perform Landlord’s Renewal Work in a commercially reasonable manner and shall use commercially reasonable efforts to Landlord shall use commercially reasonable efforts to perform Landlord’s Work in a manner that minimizes any unreasonable interference with Tenant’s business operations in the Premises; it being understood and agreed that such work may be performed on Business Days, during Business Hours (as such term is defined in Article 50 of the Lease).

7.     Liability of Landlord. The obligations of Landlord under the Lease, as amended by this Amendment, shall not be binding upon the Person (as hereinafter defined) that constitutes Landlord initially after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the building project, as the case may be (or upon any other Person that constitutes Landlord after the sale, conveyance, assignment or transfer by such Person of its interest in the Building or the building project, as the case may be), to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer. The Landlord Parties (as such term is defined in Article 21 of the Lease) other than Landlord shall not be liable for the performance of Landlord's obligations under the Lease, as amended by this Amendment. Tenant shall look solely to Landlord to enforce Landlord's obligations under the Lease, as amended by this Amendment, and shall not seek any damages against any of the other Landlord Parties. The liability of Landlord for Landlord's obligations under the Lease, as amended by this Amendment, shall be limited to Landlord's interest in the building project and the proceeds thereof. Tenant shall not look to any property or assets of Landlord (other than Landlord’s interest in the building project and the proceeds thereof) in seeking either to enforce Landlord's obligations under the Lease, as amended hereby, or to satisfy a judgment for Landlord's failure to perform such obligations.

8.     Brokerage.

Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Transwestern Commercial Services New York, L.L.C. (“Transwestern”) and The Ezra Company (“Ezra”). Tenant does hereby indemnify and hold Landlord harmless of and from any and all losses, costs, damages or expenses (including, without limitation, attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker (including, without limitation, Ezra), finder or like agent other than Transwestern who shall claim to have dealt with Tenant in connection herewith. The provisions of this Paragraph 8 shall survive the expiration or termination of the Lease, as amended by this Amendment.

9.     Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

10.     Full Force and Effect of Lease. Except as amended by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

11.     Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

12.     Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

13.     Invalidity. If any of the provisions of the Lease, as amended hereby, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of the Lease, as amended hereby, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of the Lease, as amended hereby, shall be valid and enforceable to the fullest extent permitted by law.

14.     Binding Affect. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors, and (except as otherwise provided in the Lease, as hereby supplemented) their respective assigns.

15.     Captions. The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Amendment or as a limitation of the scope of any provision of this Amendment.

16.     Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original. Delivery of an executed counterpart of this Amendment by electronic transmission in a Portable Document Format ("PDF") or other digital format acceptable to Landlord shall be equally effective as manual delivery of an executed counterpart of this Amendment, and each such counterpart, whether delivered manually, or by PDF or such other digital format shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease as of the date first above written.

ESRT EMPIRE STATE BUILDING, L.L.C., Landlord
By:	ESRT Empire State Building Parent, L.L.C., as its sole member
By:	ESRT Empire State Building G-Parent, L.L.C., as its sole member
By:	Empire State Realty OP, L.P., as its sole member

By:	/s/ Ryan O. Kass
Name:	Ryan O. Kass
Title:	Senior Vice President, Director of Leasing and Marketing

HELIOS AND MATHESON ANALYTICS INC., Tenant

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chairman

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Within New York State)

STATE OF NEW YORK                                     )

: ss.:

COUNTY OF NEW YORK                                 )

On the _____ day of March, in the year 2017, before me, the undersigned personally appeared ________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT A

B.	Operating Expenses Escalation:

(i)	Tenant shall pay to Landlord, as additional rent, operating expense escalation, in accordance with this Section 2.B.

(ii)	The following terms shall have the following meanings:

(a)	The term "Base Expenses" shall mean the Expenses (defined below) for the Base Expense Year.

(b)	The term "Base Expense Year" shall mean the calendar year 2017.

(c)	The term "Comparative Year" shall mean each calendar year commencing on or after January 1, 2018, in which occurs any part of the Term.

(d)

The term "Expenses" shall mean the total of all costs and expenses paid, incurred or borne by or on behalf of Landlord in insuring, maintaining, repairing, managing and operating the building project and providing services therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning; ventilation; heating; water and sprinkler systems, life and safety systems for the Building; cleaning (unless and to the extent Tenant is required to contract separately for such cleaning), by contract or otherwise; window washing (interior and exterior) (if and to the extent such service is provided at the Building); elevators, escalators; porter and matron service (if and to the extent such service is provided at the Building); Building electric current (Building electric current shall be deemed, for the purposes of this Section 2.B, to mean all electricity purchased for the Building, except that the parties acknowledge and agree that for the purposes of calculating additional rent under this Section 2.B and irrespective of the actual allocation of electric service between leasable space and other portions of the Building and Building systems, fifty (50%) percent of the Building’s payment to the utility company or companies for the provision, supply and distribution to the Building of electricity shall be deemed to be payment for Building electric current); protection and security; lobby decoration; repairs, replacements and improvements which are appropriate for the continued operation of the Building in the same or an improved manner as the Building is operated on the date hereof (subject to Section 2.B.(iii) hereof); expenses (other than capital expenses excluded below) for application fees, consulting, legal, architectural and engineering fees and inspection charges incurred in connection with obtaining, maintaining, renewing and/or improving any environmental rating or certification for the Building or any component part thereof or equipment or apparatus used therein (such as LEED (Leadership in Energy and Environmental Design), Green Globes or Energy Star); maintenance; painting of non-tenant areas; fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage insurance, rental and plate glass insurance and any insurance required by a mortgagee or other holder of a Superior Interest (as hereinafter defined); management fees; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of Landlord or Landlord’s managing agent and the wages, salaries, and benefits of employees for whom Landlord reimburses such agent, up to and including the Building manager (including a pro rata share only of such wages and benefits of employees, including Landlord's engineer, who are employed at more than one building, which pro rata share shall be determined by Landlord and shall be based upon Landlord's reasonable estimate of the percentage of time spent by such employees at the building project); uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to any Law (as such term is defined in Article 15A(i) hereof) or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; contributions to any business improvement district association (whether currently existing or hereinafter established) not deemed to be real estate taxes or a business improvement district assessment payable pursuant to Section 2.C hereof; build-out and other maintenance and operating costs for any daycare center, conference center, health club, eating establishment, library and any other common amenities from time to time constructed, created or designated; legal, accounting and other fees paid to professionals and consultants retained by or on behalf of Building management and not excluded pursuant to the following paragraph; and association fees or dues payable to professional associations such as the Real Estate Board of New York, Inc. and other associations organized to promote the interests of commercial landlords.

Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

(1)     real estate taxes;

(2)     expenses related to leasing space (including, without limitation, leasing commissions, the cost of tenant improvements (or allowances that Landlord provides to a tenant therefor), legal fees, rent concessions, takeover expenses, and advertising expenses);

(3)      managing agents' fees or commissions in excess of the rates then customarily charged for Building management for buildings of like class and character;

(4) executives' salaries above the grade of Building or general manager;

(5) debt service under any mortgage loan or rent under any underlying or ground lease of the Building;

(6) subject to the terms of Section 2.B.(iii) hereof, the cost of any repairs, replacements or improvements to the Building that are required to be capitalized by generally accepted accounting principles ("GAAP");

(7) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

(8) cost of repairs or replacements incurred by reason of fire or other casualty to the extent to which Landlord is compensated therefor through proceeds of insurance, or which are necessitated by the exercise of the right of eminent domain;

(9) advertising and promotional expenditures that are paid or incurred for the Building;

(10)     legal, auditing and other third-party fees incurred in connection with actual or anticipated litigation with any Building tenant or group of tenants to enforce any provision of their respective lease;

(11) the incremental cost of furnishing services such as overtime heat, ventilation or air conditioning to any tenant at such tenant's expense; costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant's expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord's expense to the extent that such work or service is in excess, on a per rentable square foot basis, of any work or service Landlord is obligated to furnish to this Tenant at Landlord's expense;

(12)      interest, penalties and late charges that in either case are paid or incurred as a result of late payments made by Landlord or by reason of Landlord's failure to comply with any Law (to the extent that Landlord is required to comply with such Law pursuant to the terms hereof);

(13)     costs incurred by Landlord to remedy presently existing conditions at the Building in respect of which a Governmental Authority has issued a notice of violation on or prior to the date hereof;

(14)     costs incurred by Landlord which result from Landlord’s breach of this lease or Landlord’s negligence or willful misconduct;

(15)     costs that Landlord incurs in organizing or maintaining in good standing the entity that constitutes Landlord, or in authorizing Landlord to do business in the jurisdiction where the Building is located; and

(16)     expenses that Landlord incurs in selling, purchasing, financing or refinancing the building project.

(e)

The term "Expense Statement" shall mean a statement in writing issued by Landlord or the Building’s managing agent from time to time during the Term, setting forth the amount payable by Tenant for a specified Comparative Year pursuant to Section 2.B.(v) below.

(f)

The term "Tenant's Expense Share" shall mean twelve hundredths of a percent (.12%). Tenant’s Expense Share has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the Premises (which is 3,135 rentable square feet), and the denominator of which is the total square foot area of the office space in the Building (which is hereby deemed to be 2,706,202 rentable square feet).

(iii)

If (i) Landlord makes an improvement to the Building or the land upon which the Building is constructed, or a replacement of equipment at the Building or the land upon which the Building is constructed, in either case, in connection with the maintenance, repair, management or operation thereof, (ii) GAAP requires Landlord to capitalize the cost of such improvement or such replacement, and (iii) such improvement or replacement is made (a) to comply with a Law, (b) in lieu of repairs, or (c) for the purpose of saving or reducing Expenses (such as, for example, an improvement that reduces labor costs or an improvement that saves energy costs), then Landlord shall have the right to include in Expenses the amount that amortizes the cost of such improvement or such replacement, together with interest on the unamortized portion thereof that is calculated at the rate of interest announced publicly from time to time by JP Morgan Chase Bank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by JP Morgan Chase Bank, N.A. (or its successor), from time to time, for the rate presently referred to as its "prime lending rate") from the time of Landlord's having incurred said expenditure, in equal annual installments over the shorter of (x) the useful life of such improvement or such equipment as determined in accordance with GAAP, (y) 10 years, or (z) the Payback Period (in any case, until the cost of such improvement or such equipment is amortized fully); provided, however, that for any such improvement or replacement that Landlord makes in lieu of a repair (and that Landlord does not make to comply with a Law or for the purpose of saving or reducing Expenses), the aforesaid amount that Landlord includes in Base Expenses or any particular Comparative Year shall not exceed the cost of the repairs that Landlord would have otherwise made if Landlord did not make such improvement or replacement, as reasonably estimated by Landlord. Notwithstanding anything to the contrary contained in this lease, Landlord shall have the right, in Landlord's sole discretion, to exclude from Expenses the costs of certain non-recurring capital expenditures and/or the costs of certain non-recurring repairs (including the then remaining unamortized costs of any such non-recurring expenditure or repair incurred prior to the Term) which Landlord would otherwise have the right to include in Expenses pursuant to the terms of this Article 2; it being understood and agreed, however, that if Landlord elects to exclude any such costs, the same shall be excluded from the Base Expense Year and any subsequent Comparative Years occurring during the Term. As used herein, the term "Payback Period" means the length of time (expressed in months) obtained by multiplying (x) the quotient of (i) the aggregate costs of any such capital improvement, divided by (ii) the Projected Annual Savings, times (y) twelve (12). By way of example: if the aggregate costs of such capital improvement are $2,000,000 and the Projected Annual Savings are $500,000, then the simple payback period for such capital improvement is forty-eight (48) months. The term "Projected Annual Savings" means the anticipated or estimated average annual savings (whether or not actually realized) in Expenses (subject to reasonable assumptions and qualifications of the Building’s operating costs (such as utility costs, steam costs, etc.), determined using commonly applied engineering methods by an independent engineer selected by Landlord.

(iv)

If during all or part of the Base Expense Year or any Comparative Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable under this Section 2.B, the amount of the Base Expenses and/or the Expenses for any such Comparative Year, as applicable, shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services that had not been provided to such portion of the building project; it being understood and agreed that if Landlord increases the Expenses for a particular Comparative Year as contemplated herein, Landlord shall also increase the Base Expenses by such amount.

(v)

Tenant shall pay the Expense Payment (as hereinafter defined) to Landlord as additional rent in accordance with the terms of this Section 2.B.(v). The term "Expense Payment" shall mean an amount equal to the product obtained by multiplying (A) the excess (if any) of (i) the Expenses for such Comparative Year, over (ii) the Base Expenses, by (B) Tenant's Expense Share. Landlord shall have the right to give a statement to Tenant from time to time pursuant to which Landlord sets forth Landlord's good faith estimate of the Expense Payment for a particular Comparative Year (any such statement that Landlord gives to Tenant being referred to herein as a "Prospective Expense Statement"; one-twelfth (1/12th) of the Expense Payment shown on a Prospective Expense Statement being referred to herein as the "Monthly Expense Payment Amount"). If Landlord gives to Tenant a Prospective Expense Statement, Tenant shall pay to Landlord, as additional rent, on account of the Expense Payment due hereunder for such Comparative Year, the Monthly Expense Payment Amount, on the first (1st) day of each subsequent calendar month for the remainder of such Comparative Year (without Landlord being required to send any further notice thereof), unless and until a new adjustment of the Expense Payment becomes effective pursuant to the provisions of this Section 2.B.(v) based upon Landlord's issuance of an updated Expense Statement. Tenant shall pay the Monthly Expense Payment Amount in the same manner as the monthly installments of the fixed annual rent hereunder. If Landlord gives Tenant a Prospective Expense Statement after the first (1st) day of the applicable Comparative Year to which it relates, then Tenant shall also pay to Landlord, within thirty (30) days after the date that Landlord gives the Prospective Expense Statement to Tenant, an amount equal to the excess of (I) the product obtained by multiplying (x) the Monthly Expense Payment Amount, by (y) the number of calendar months that have theretofore elapsed during such Comparative Year, over (II) the aggregate amount theretofore paid by Tenant to Landlord on account of the Expense Payment for such Comparative Year.

(vi)

Following the expiration of the Base Expense Year and each Comparative Year, Landlord shall submit to Tenant an Expense Statement setting forth the Base Expenses, and the Expense Payment, if any, due to Landlord from Tenant for such Comparative Year under this Section 2.B (i.e., a true-up statement). Within thirty (30) days after Landlord’s rendering of such Expense Statement, Tenant shall pay to Landlord as part of the Expense Payment for the Comparative Year to which such Expense Statement relates, an amount equal to the excess (if any) of the Expense Payment for such Comparative Year, as set forth in the Expense Statement, over the Expense Payment previously collected from Tenant for such Comparative Year pursuant to the terms of this Section 2.B. Provided that no Default has occurred and is then continuing, if the Expense Payment for any Comparative Year, as set forth in the True Up Statement, shall be less than the amount of the Expense Payment previously paid by Tenant pursuant to this Section 2.B for such Comparative Year, the difference shall be credited against amounts thereafter payable by Tenant pursuant to this Section 2.B. If (x) Tenant is entitled to a credit pursuant to this subparagraph (vi), and (y) the expiration or sooner termination of the term of this lease occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit (less any amounts that may then remain due and payable pursuant to the terms of this lease) on or prior to the thirtieth (30th) day after the expiration or sooner termination of the term of this lease (and Landlord's obligation to make such payment shall survive the expiration or sooner termination of this lease). Notwithstanding the foregoing to the contrary, Landlord shall have no obligation to credit or refund to Tenant any amounts paid hereunder which were paid by or on behalf of a Person other than Tenant (i.e. a predecessor tenant under this lease).

(vii)

(a)     Any Expense Statement that Landlord gives to Tenant shall be binding upon Tenant conclusively unless, within ninety (90) days after the date that Landlord gives Tenant such Expense Statement, time being of the essence, Tenant gives a notice (an "Audit Notice") to Landlord objecting to such Expense Statement which notice shall specify the particular respects in which Tenant objects to such Expense Statement. Tenant's right to give an Audit Notice (and conduct the audit contemplated by this subparagraph (vii)) shall survive the expiration or sooner termination of this lease (to the extent that such expiration or sooner termination occurs earlier than the thirtieth (30th) day after the date that Landlord gives the applicable Expense Statement to Tenant). Tenant shall have the right to audit the Base Expenses as contemplated by this subparagraph (vii) only after receiving the first Expense Statement that sets forth the Base Expenses, and, accordingly, once Tenant's right to so audit the Base Expenses lapses, Tenant shall not have the right to thereafter audit the Base Expenses, notwithstanding that the Base Expenses are included in the calculation of the Expense Payment for Comparative Years. If Tenant gives an Audit Notice to Landlord, then, subject to the terms of this subparagraph (vii), Tenant may examine Landlord's books and records relating to such Expense Statement to determine the accuracy thereof, provided that (x) Tenant commences such audit within thirty (30) days following the date Tenant gives Landlord an Audit Notice and (y) such audit is completed within sixty (60) days following the date Tenant gives Landlord an Audit Notice. Tenant may perform such examination on reasonable advance notice to Landlord, at reasonable times, in Landlord's office or, at Landlord's option, at the office of Landlord's managing agent or accountants; it being expressly understood that Tenant shall not be permitted to copy, reproduce or otherwise transcribe any portion of Landlord's books and records. Tenant shall not have the right to conduct an audit of Landlord's books and records as described in this subparagraph (vii) during the period that a monetary default or material non-monetary default has occurred and is continuing. Tenant shall have the right to conduct such examination using Tenant's own employees. Tenant, in performing such examination, shall also have the right to be accompanied by a certified public accountant from one of the "big-4" firms of certified public accountants (or their successors), or, at Tenant's option, a certified public accountant from a reputable firm that is reasonably acceptable to Landlord; provided, however, that Tenant shall not be entitled to be so accompanied by any certified public accountant unless Tenant and such certified public accountant certify to Landlord in a written instrument that is reasonably satisfactory to Landlord that the compensation being paid by Tenant to such certified public accountant is not conditioned or otherwise contingent (in whole or in part) on the extent of any reduction in the Expense Payment that derives from such examination. Tenant shall not have the right to conduct any such audit unless and until Tenant delivers to Landlord an executed confidentiality agreement, in a form reasonably designated by Landlord, signed by Tenant and Tenant's certified public accountant to which such books and records are proposed to be disclosed, pursuant to which Tenant and such certified public accountants agree to maintain the information obtained from such examination in confidence (subject, however, to the disclosure of the information that Tenant or Tenant's certified public accountant derive from such examination as required by law or to Tenant's counsel or other professional advisors that, in either case, agree to maintain such information in confidence).

(b)     Provided that no Default has occurred and is then continuing, if it is determined ultimately that (i) Landlord, in an Expense Statement, overstated the Expense Payment, and (ii) Tenant overpaid the Expense Payment for a particular Comparative Year, then Tenant shall be entitled to credit the amount of such overpayment of the Expense Payment against the fixed annual rent thereafter coming due hereunder. If (x) Tenant is entitled to a credit against fixed annual rent pursuant to this subparagraph (vii)(b), and (y) the expiration or sooner termination of the term of this lease occurs prior to the date that such credit is exhausted, then Landlord shall pay to Tenant the unused portion of such credit (less any amounts that may then remain due and payable pursuant to the terms of this lease) on or prior to the thirtieth (30th) day after the expiration or sooner termination of the term of this lease (and Landlord's obligation to make such payment shall survive the expiration or sooner termination of the term of this lease).

(viii)     Pending the resolution of any audit contemplated in this subparagraph (ix), Tenant shall pay the Expense Payment to Landlord in accordance with the Expense Statement furnished by Landlord